UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 17, 2006
Wabash National Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Sagamore Parkway South Lafayette, Indiana	47905

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(765) 771-5310
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 — Entry into a Material Definitive Agreement.
Item 9.01 — Financial Statements and Exhibits.
SIGNATURE
Form of Restricted Stock Unit Agreement
Form of Restricted Stock Agreement
Form of CEO and President Restricted Stock Agreement
Form of Stock Option Agreement
Form of CEO and President Stock Option Agreement

Item 1.01 — Entry into a Material Definitive Agreement.
     On May 17, 2006, the Compensation Committee of the Board of Directors of Wabash National Corporation (the “Corporation”) adopted a form of Restricted Stock Unit Agreement (the “Unit Agreement”) for the award of Restricted Stock Units pursuant to the 2004 Stock Incentive Plan. The form of the Unit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Unit Agreement provides that at the completion of the applicable vesting period, if the Corporation has reached certain financial goals, the grantee will be entitled to receive shares of common stock equal to the number of units that have vested.
     In addition, pursuant to the Plan, the Corporation has previously adopted the form of Restricted Stock Agreement, CEO and President Restricted Stock Agreement, Option Agreement and the CEO and President Restricted Stock Agreement that are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively.
Item 9.01 — Financial Statements and Exhibits.
(d)

Exhibit Number	Exhibit
10.1	Form of Restricted Stock Unit Agreement under the 2004 Stock Incentive Plan
10.2	Form of Restricted Stock Agreement under the 2004 Stock Incentive Plan
10.3	Form of CEO and President Restricted Stock Agreement under the 2004 Stock Incentive Plan
10.4	Form of Stock Option Agreement under the 2004 Stock Incentive Plan
10.5	Form of CEO and President Stock Option Agreement under the 2004 Stock Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WABASH NATIONAL CORPORATION
Date: May 17, 2006	By:	/s/ Robert J. Smith
Robert J. Smith
Senior Vice President, Chief Financial Officer

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